ADDENDUM TO
STANDARD INDUSTRIAL COMMERCIAL MULTI-TENANT LEASE

This is an Addendum (the "Addendum") to the **STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT** dated March 22, 2017 (the "Lease") by and between **D&J Construction, Inc,** ("Lessor") and **ACM Research, Inc.**, a State of Delaware corporation qualified to do business in California ("Lessee") regarding the Lease for a portion of the commercial space in the building located at 42307 Osgood Rd., Unit I, Fremont, CA 94539 approximating 3,000 square feet of office/warehouse commercial space (the "Premises"). Lessor and Lessee may be referred to herein as the "Parties".

The Parties agree to supplement and amend the Lease pursuant to this Addendum. If there is any inconsistency or conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall control. Unless expressly stated otherwise, all terms and definitions of the Lease shall apply to this Addendum.

1). **Extended Term**. The Parties agree to extend the Lease for **an additional two (2) years starting from April 1, 2023 and expiring on** (but including as part of the Lease term) **March 31, 2025**.

2) **Early Termination**. The Parties further agree that Lessee may, at its convenience, terminate the Lease early with written notice and payment of an **early termination fee of six (6) months Base Rent**.

3). **Rent**. The Parties agree that monthly Base Rent shall be set at **$1.19 per square foot ($3,570)** plus CAM for the two (2) year Lease extension period.

CAM is estimated at $0.07 per sf at $210.00 per month, but is variable and may be modified per the Lease.

4) **Prior Personal Guarantees Void**. Any and all personal guarantees previously granted to the Lessor, including, but not limited to, Lillian Chien, are hereby waived and deemed null and void with Lessee being the only party responsible for the Lease.

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date first above written.

LESSOR:	LESSEE:
D&J Construction, Inc.	ACM Research, Inc.
[signature]	[signature]
Tammy Eliseian, President	David H.Wang, CEO/President